SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2003

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
     of incorporation)

                  51 James Way, Eatontown, New Jersey     07724
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (732) 542-2800

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          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Osteotech Inc. announced today that as a result of GenSci Orthobiologics, Inc.'s recent emergence from bankruptcy and completion of its merger with IsoTis, SA, GenSci has made the initial payment of $2.5 million of the total $7.5 million due to Osteotech in connection with the settlement agreement resolving Osteotech's claims against GenSci arising out of the finding at trial that GenSci had infringed claims of certain of Osteotech's Grafton(R) DBM patents. In addition, at the same time, GenSci issued an irrevocable Letter of Credit to Osteotech to secure the balance of $5 million, which will be paid to Osteotech quarterly over a 5-year period, commencing with the quarter beginning in January, 2004.

As a result of these events, Osteotech will recognize the entire amount of the settlement of $7.5 million, approximately $4.5 million after provision for income taxes, or approximately $.25 per diluted share, in the fourth quarter of 2003.

Certain statements made throughout this current report that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2002 and the Form 10-Q for each of the first two quarters of 2003) filed with the Securities and Exchange Commission. All information in this current report is as of November 3, 2003 and the Company undertakes no duty to update this information.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2003

                                                OSTEOTECH, INC.
                                                 (Registrant)


                                      By: /s/ Michael J. Jeffries
                                          ------------------------------------
                                          Michael J. Jeffries
                                          Executive Vice President,
                                          Chief Financial Officer
                                          (Principal Financial Officer
                                          and Principal Accounting Officer)